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                                                                    EXHIBIT 99.1



CRITICAL PATH EXPANDS eBUSINESS INFRASTRUCTURE THROUGH COMPLETION OF PEERLOGIC ACQUISITION


        Critical Path Strengthens Messaging Infrastructure Solutions That Fuel eBusiness


        SAN FRANCISCO (SEPTEMBER 26, 2000) - Critical Path Inc. (Nasdaq: CPTH), the leading provider of Internet messaging infrastructure, today announced the successful completion of the acquisition of PeerLogic, a premier supplier of directory and data integration software. The completion of this acquisition further positions Critical Path as the only company capable of providing the end-to-end messaging infrastructure solutions that transform diverse IT environments into cohesive eBusiness solutions.

        Critical Path is able to provide the ideal infrastructure for secure eBusiness communications by enabling mission-critical business information to flow securely between any two points in the electronic economy. The acquisition will bring to fruition the combination of Critical Path's InJoin(TM) Directory and Meta-Directory technologies with PeerLogic's renowned LiveContent DIRECTORY. A strong directory/meta-directory system empowers any corporation, regardless of IT platform, to leverage existing technologies and join disparate mission-critical data residing throughout an organization into a singular efficient tool. Directories and meta-directories are facilitators of rapid change in the new economy, helping businesses control their digital assets while mitigating security risks associated with opening their business systems to the world.

        "Critical Path is building the most compelling portfolio of products and services to serve as the foundation for modern eBusiness, and the combination of PeerLogic's suite of data integration solutions and Critical Path's advanced messaging solutions creates the Internet messaging infrastructure upon which the new economy is being built," said Doug Hickey, CEO of Critical Path. "Corporations can now leverage Critical Path's complete end-to-end messaging infrastructure to develop an eBusiness strategy that leverages their existing technology investments."

        In addition to building an eBusiness messaging infrastructure, Critical Path is positioned to play an important role in the development and widespread adoption of communications security. In global eBusiness, digital signature technology and Public Key Infrastructure (PKI) will continue to grow in importance. This acquisition creates a powerful secure messaging suite that interoperates with the major PKI technology providers including Verisign, Entrust, Baltimore, DigiCert, and Xcert, ensuring easy and rapid implementation of a PKI Certificate infrastructure for eBusiness.

        The combination of PeerLogic's customer base, which consists of more than 2,000 businesses including EDS, PricewaterhouseCoopers and Britain's Royal Mail, and Critical Path's established customer base which includes corporations, Internet-centric, wireless and telecommunications companies, solidly positions Critical Path as the company providing the foundation for eBusiness.


ABOUT CRITICAL PATH, INC.

        Critical Path Inc. (Nasdaq: CPTH) ignites the power of information for eBusiness by providing the Internet messaging infrastructure upon which the new economy is built. The company is a single resource that powers the flow of mission-critical information through an integrated portfolio of secure messaging, directory, data integration and collaboration solutions. Critical Path's technology strengthens all aspects of the eBusiness value chain by providing the messaging infrastructure that fuels customer's new and existing eBusiness initiatives. Critical Path is headquartered in San Francisco, with offices worldwide. More information on Critical Path can be found at www.cp.net.

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        Critical Path and the Critical Path logo are the trademarks of Critical
Path, Inc. All other trademarks are the property of their holders.

        The statements in this press release relating to matters that are not historical are forward-looking statements. Actual results could differ materially from these forward-looking statements. Risks and uncertainties facing Critical Path are described in its prospectus dated June 1, 1999 and with its periodic filings with the Securities and Exchange Commission (www.sec.gov).